UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2017

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.07 Submission of Matters to a Vote of Security Holders.

2017 Annual Meeting of Stockholders

The Company held its 2017 Annual Meeting of Stockholders on May 18, 2017, at which a quorum of 73.5% of Class A Stockholders and 100% of Class B Stockholders was present and acting throughout. The proposals submitted by the Board of Directors to the Stockholders for action and the results of the voting on each proposal are indicated below.

Item 1. The Class A Stockholders elected the following three (3) Class A Directors, each for a term of one (1) year ending at the completion of the 2018 Annual Meeting of Stockholders in accordance with the Company’s By-Laws and until their respective successors are duly chosen and qualified: David A. Burwick received 5,792,706 votes for and 1,083,090 votes withheld; Michael Spillane received 6,588,412 votes for and 287,384 votes withheld; and Jean-Michel Valette received 5,815,181 votes for and 1,060,615 votes withheld. There were no broker non-votes in connection with the election of the Class A Directors.

Item 2. The Class A Stockholders approved, on an advisory basis, the following non-binding resolution relating to executive compensation:

“RESOLVED, that the compensation policies and procedures followed by the Company and the Compensation Committee of the Company’s Board of Directors and the level and mix of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion resulting from such policies and procedures are hereby determined to be appropriate for the Company and accordingly approved.”

The results of the advisory vote are as follows: 4,511,752 votes for; 2,341,571 votes against; 22,473 abstentions; and no broker non-votes.

Item 3. The Class A Stockholders approved, on an advisory basis, to hold an annual advisory vote on the compensation of the Company’s Named Executive Officers. The results of the advisory vote on the frequency of future advisory votes on the compensation of Named Executive Officers are as follows: 6,087,904 votes for “every year”; 17,692 votes for “every two years”; 757,116 votes for “every three years”; 13,084 abstentions; and no broker non-votes.

Item 4. The Class B Stockholders elected the following five (5) Class B Directors, each for a term of one (1) year ending at the completion of the 2018 Annual Meeting of Stockholders in accordance with the Company’s By-Laws and until their respective successors are duly chosen and qualified and each by a unanimous vote of 3,097,355 votes for and 0 votes withheld: Cynthia A. Fisher, David P. Fialkow, C. James Koch, Martin F. Roper, and Gregg A. Tanner. There were no broker non-votes in connection with the election of the Class B Directors.

Item 5. The Class B Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 30, 2017 by a unanimous vote of 3,097,355 votes for; 0 votes against; and no abstentions or broker non-votes.

No other matters came before the meeting.

Item 8.01. Other Events.

At a meeting held on May 18, 2017, the Board of Directors, acting on the recommendation of the Nominating/Governance Committee, appointed the following independent Directors to the respective committees of the Board:

Audit Committee: Gregg A. Tanner (chair), David P. Fialkow, and Jean-Michel Valette
Compensation Committee: Michael Spillane (chair), David A. Burwick, and Gregg A. Tanner
Nominating/Governance Committee: David A. Burwick (chair), Michael Spillane, and Jean-Michel Valette

The Board also re-appointed Jean-Michel Valette as its Lead Director, a position he has held since May 2013.

At the meeting, the Board also adopted a revised Related Party Transactions Policy on the recommendation of the Audit Committee. The policy is intended to enable the Audit Committee to consider the approval and reporting of transactions between the Company and any of its Directors, Director Nominees, Executive Officers, or 5% Stockholders, or certain entities or persons related to them.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

May 23, 2017	By:	/s/ Martin F. Roper

Name: Martin F. Roper
Title: Chief Executive Officer